UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                Date of Report:(Date of earliest event reported)

                               November 18, 2004
                                  -----------

                              Datameg Corporation
                               ------------------
             (Exact name of registrant as specified in its charter)

                                    New York
                                  ------------
                 (State or Other Jurisdiction of Incorporation)

                    000-12493                     13-3134389
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        (Commission File Number)      (IRS Employer Identification No.)


                9 West Broadway, Boston. MA                02127
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           (Address of principal executive offices)       (Zip Code)


                                 (413) 451-3870
                          ----------------------------
                         Registrant's telephone number


                                 Not Applicable
                      ------------------------------------
        (Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01- Other Events

Datameg Corp. (the "Company") issued a press release, dated November 17, 2004 entitled-"North Electric Company, Inc. Product Assists Time Warner Cable Division in Providing Superior Quality of Service to Its VoIP Customers" The press release is in its entirety below:

NORTH ELECTRIC COMPANY, INC. PRODUCT ASSISTS TIME WARNER CABLE DIVISION IN PROVIDING SUPERIOR QUALITY OF SERVICE TO ITS VOIP CUSTOMERS

Wednesday November 17, 1:55 pm ET

RALEIGH, N.C.--(BUSINESS WIRE)--Nov. 17, 2004--North Electric Company, Inc.
(NECI), a wholly-owned subsidiary of Datameg Corp. (OTCBB:DTMG - News) announced today that their NAS-6131 product is helping the Time Warner Cable Raleigh Division ensure customers are receiving the highest quality of service possible.

The Company stated that competition for voice customers has increased dramatically. Voice over Internet Protocol (VoIP) is the largest growth area in the telecom sector. Companies like Vonage, AT&T, Verizon, Comcast, Time Warner Cable and others are offering new services utilizing VoIP technology. Time Warner Cable (TWC), one of the VoIP deployment leaders, is offering voice service over their cable network nation-wide.

Dan Ference, President of NECI stated, "We view TWC as not only a VoIP deployment leader but a Quality of Service (QoS) leader. By deploying the NECI network assurance system to proactively test and verify the Quality of Service being experienced by their Digital Phone customers they demonstrate that they are concerned about understanding and ensuring their customers are receiving the highest Quality of Service possible. They are taking voice service customers away from incumbent carriers like Bell South, Sprint and Alltel, in the Carolinas. Subsequently the QoS they provide must be at least equal to, if not better than, those established telecommunication companies."

Ference added, "Working with companies like Time Warner Cable has provided a great deal of insight into the issues that must be addressed to ensure that quality of service is attained. Our equipment has been in operation and collecting data in the Time Warner Raleigh Division Digital Phone network. To date, the results indicate that they are providing service to their customers at, or better than, the level provided by the existing legacy telephone networks. The Raleigh Division has recently added additional sites and we are adding sites in other major TWC Divisions as well. The NECI product is definitely helping one VoIP provider understand the quality of service offered to their customers."

"VoIP is the chosen method of transport of voice across our Digital Phone network. We have found VoIP to be very flexible and cost competitive for the many services we offer to our customers now and intend to offer in the future," stated Mark Eagle, Director of Project Engineering for the Time Warner Raleigh Division. Mr. Eagle added, "NECI's product and expertise allow us to ensure everything from voice quality, connectivity to all sites in our network, dial tone delay, post dial delay and tone transmission across our network on a 24 hour 7 day a week basis. We have also integrated the reporting of the management data from the NECI product into our Network Operation Center (NOC)."

NECI is an innovator in converged network test and quality management solutions. The Company's products are helping Voice over Internet Protocol (VoIP) service providers understand the quality of service offered to their customers. In addition to posting current revenue from existing product site installations and services, NECI has recently increased their facility space in their Raleigh, NC operations center in order to meet current and future customer needs.

For further information about this release and the corporate on goings at DTMG, contact Rich Kaiser, Investor Relations, YES INTERNATIONAL 800-631-8127. Website references http://www.northelectriccompany.com.

Included in this release are forward-looking statements within the meaning of
Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. Although the Company believes such expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations reflected in such forward-looking statements will prove correct. The Company's actual results could differ materially from those anticipated in the forward-looking statements as a result of certain internal and external factors.
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Contact:
     For Datameg, YES INTERNATIONAL
     Rich Kaiser, 800-631-8127

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Source: Datameg Corp.



SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAMEG CORP. (Registrant)

November 18, 2004

 By: /s/ Andrew Benson
 ----------------------------
 Andrew Benson,
 Sole Director & Chairman